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EXHIBIT 23.1









                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 33-44609, 33-59371, 33-66812, 33-67274,
33-80478 and 333-34081.




/s/ Arthur Andersen LLP

Kansas City, Missouri
March 24, 1998